Exhibit 99.1

Hercules Technology Growth Capital Achieves ~$900.0 Million of New

Origination Commitments For 2014 - A Historical Record Level

•	Record Q4 2014 new origination commitments of approximately $316.0 million

•	2014 year-to-date new origination commitments of approximately $900.0 million surpasses 2013 commitments of $705.0 million - a 28% increase

Palo Alto, Calif., December 23, 2014 – Hercules Technology Growth Capital, Inc. (NYSE: HTGC), the leading specialty finance company focused on providing senior secured loans to venture capital-backed companies in technology-related markets, including technology, biotechnology, life science, and energy & renewable technology, at all stages of development, today announced its Q4 2014 portfolio update.

“Hercules completes an impressive sprint to the finish line delivering another record quarter and year of new originations commitments, underscoring our leadership position and value we bring to both our innovative venture growth stage companies and to the venture capital community as a thriving alternative source of growth capital versus traditional commercial bank financing, while also demonstrating our continued focus on growing our market presences,” stated Manuel Henriquez, chairman and chief executive officer of Hercules. “This achievement would not have been possible if not for our amazing, dedicated team of investment professionals and our unquestionable brand recognition and industry reputation as the lender of choice to many of the leading venture capital backed pre-IPO and M&A companies seeking growth capital. Our eleven-year track record, coupled with our outstanding venture capital relationships, and what I consider to be the industry-leading direct originations platform, continue to afford us access to deal flow for new originations at unprecedented levels, far greater than any of our BDC competitors.”

Henriquez added, “We are never satisfied with the status quo. We are committed to continuously improving how we operate and provide growth capital solutions to the community of innovative venture-backed growth stage companies we service and will continue to elevate our differentiated competitive advantage, so that we can create even better solutions for our current and future partners while delivering potentially greater shareholder return. We are extremely thankful that over 300 companies have chosen to select Hercules as their partner for growth capital, representing nearly $5 billion in capital commitments since our founding in December 2003.”

New Originations for Q4 2014 Totaling Approximately $316.0 million:

As of December 23, 2014, Hercules has originated approximately $316.0 million of debt and equity commitments to new and existing portfolio companies.

Ten (10) new commitments to the following venture growth stage companies:

Technology Portfolio - $138.0 Million

•	$60.0 million to a mobile advertising-technology company developing consumer engagement platforms

•	$38.0 million to online marketplace company servicing the heavy industries marketplace

•	$25.0 million to the leading technology developer of cloud contact center solutions

•	$15.0 million to a leading technology provider of enterprise email marketing solutions

Life Sciences Portfolio - $150.0 Million

•	$40.0 million to a clinical-stage biopharmaceutical company developing infectious diseases treatments

•	$30.0 million to a leading pharmaceutical company developing therapies for drug-resistant infections

•	$29.0 million to a leading biopharmaceutical company developing directed vaccines and immunotherapies

•	$20.0 million to a leading medical device company developing cardiac disease management technology

•	$18.5 million a medical device company developing advanced implantable drug delivery systems

•	$12.5 million to a leading company developing safer and more efficient drug delivery infusion solutions

In addition, Hercules provided approximately $28.0 million of debt commitments and renewals to existing portfolio companies.

Record Level Principal Repayments/Early Pay-Offs:

As of December 23, 2014, Hercules received approximately $177.8 million in principal repayments for Q4 2014, of which approximately $146.5 million were unscheduled early repayments.

Year-to-date, Hercules received approximately $494.5 million in principal repayments, of which approximately $357.8 million were unscheduled early repayments.

Portfolio M&A and IPO Activities in Q4 2014:

M&A Activities

•	Eight (8) Portfolio Company Completed M&A Events for Q4 2014:

1.	In October 2014, Premiere Global Services, Inc. (NYSE: PGI) completed its acquisition of Hercules’ portfolio company Central Desktop. Financial terms were not disclosed.

2.	In October 2014, Breg, Inc. and Hercules’ portfolio company United Orthopedic Group, Inc. announced they had merged. United Orthopedic will operate as a wholly-owned subsidiary of Breg, Inc. Financial terms were not disclosed.

3.	In October 2014, InterCloud Systems, Inc. (Nasdaq: ICLD) completed its acquisition of Hercules’ portfolio company VaultLogix, LLC. The transaction consists of $16 million in cash and $12.75 million in restricted common stock, of which $11.5 million was valued at $16.50 per share, with the balance valued at market price, and $15.5 million in three year convertible seller notes, convertible at a fixed price of $6.37 per share

4.	In October 2014, AVG Technologies (NYSE: AVG) completed its acquisition of Hercules’ portfolio company Location Labs. AVG will pay approximately $140 million initially, plus up to an additional approximately $80 million in cash consideration over the next two years based on the achievement of certain performance metrics and milestones.

5.	In October 2014, Hercules’ portfolio company Transcept Pharmaceuticals, Inc. completed its merger with Hercules’ portfolio company Paratek Pharmaceuticals, Inc. (Nasdaq: PRTK) in an all-stock transaction. Immediately prior to the merger, Paratek received gross proceeds of $93 million from a combination of current and new investors.

6.	In October 2014, General Mills, Inc. (NYSE: GIS) completed its acquisition of Hercules’ portfolio company Annies, Inc. (NYSE: BNNY). General Mills purchased all issued and outstanding shares of common stock of Annies, Inc. at a price of $46.00 per share. Hercules no longer holds investments in the company.

7.	In October 2014 and November 2014 respectively, Mavenir Systems (NYSE: MVNR) announced and completed its acquisition of Hercules’ portfolio company Stoke, Inc. Financial terms were not disclosed.

8.	In November 2014, MegaChips Corporation (Tokyo Stock Exchange: 6875) completed its $200 million cash acquisition of Hercules’ portfolio company SiTime Corporation.

IPO Activities

•	Seven (7) Portfolio Companies Currently in IPO Registration:

As of December 23, 2014, Hercules had warrant and equity positions in seven portfolio companies that had filed Registration Statements in contemplation of a potential IPO:

•	Box, Inc.

•	Good Technology

•	Zosano Pharma, Inc.

•	Inotek Pharmaceuticals, Inc.

•	Three companies filed confidentially under the Jobs Act

Two (2) Completed IPO Liquidity Events:

•	In October 2014, a former Hercules portfolio company Zayo Group Holdings, Inc. (NYSE: ZAYO) completed its initial public offering of 24,079,002 shares of its common stock at a price to the public of $19.00 per share. Hercules currently holds no investments in the company.

•	In December 2014, Hercules’ portfolio company Neothetics, Inc. completed its initial public offering of 4,650,000 shares of its common stock at a price to the public of $14.00 per share.

About Hercules Technology Growth Capital, Inc.

Hercules Technology Growth Capital, Inc. (NYSE: HTGC) is the leading specialty finance company focused on providing senior secured loans to venture capital-backed companies in technology-related markets, including technology, biotechnology, life science, and energy & renewable technology, at all stages of development. Since inception (December 2003), Hercules has committed more than $4.6 billion to over 300 companies and is the lender of choice for entrepreneurs and venture capital firms seeking growth capital financing. Companies interested in learning more about financing opportunities should contact info@htgc.com, or call 650.289.3060.

Hercules’ common stock trades on the New York Stock Exchange under the ticker symbol “HTGC.”

In addition, Hercules has two outstanding bond issuances of 7.00 percent Senior Notes due 2019—the April 2019 Notes and September 2019 Notes—which trade on the NYSE under the symbols “HTGZ” and “HTGY,” respectively.

Forward-Looking Statements

Statements in this press release may constitute forward-looking statements for purposes of the safe harbor protection under applicable securities laws. Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including, without limitation, those risks, uncertainties and factors referred to in the “Risk Factors” section of the Hercules Annual Report on Form 10-K for the year ended December 31, 2013, as well as the other documents and reports filed by Hercules with the Securities Exchange Commission. As a result of such risks, uncertainties and factors, actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. Hercules is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Michael Hara

Investor Relations and Corporate Communications

Hercules Technology Growth Capital, Inc.

(650) 433-5578

mhara@htgc.com

or

Ed Keaney

Market Street Partners

(415) 445-3238

ekeaney@marketstreetpartners.com